Exhibit 99.1

Ethan Allen Reports Positive Fiscal 2025 Third Quarter Results Despite Challenging Environment

DANBURY, CT – May 5, 2025 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its results for the fiscal 2025 third quarter ended March 31, 2025.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “Our vertically integrated enterprise, including our interior design retail network, relevant product offerings and ability to manufacture about 75% of our furniture in our own North American facilities, has provided us a strategic advantage.”

“We are pleased with our third quarter results, which produced a strong gross margin, positive operating cash flow and total cash and investments of $183.0 million with no outstanding debt. These results reflect our ability to operate in an industry faced with reciprocal and retaliatory tariffs, uncertainty in the economy, elevated interest rates and a challenging housing market, that together, have impacted consumer confidence and interest in the home,” continued Mr. Kathwari.

“For the quarter ended March 31, 2025, we reported consolidated net sales of $142.7 million, gross margin of 61.2%, adjusted operating income of $11.3 million, adjusted operating margin of 8.0% and adjusted diluted EPS of $0.38. We generated $10.2 million in cash from operations, which helped us grow our total cash and investments by $1.9 million from a year ago. We continued our history of returning capital to shareholders by paying a regular quarterly cash dividend of $10.0 million during the third quarter and are pleased to announce that today our Board approved a regular quarterly cash dividend of $0.39 per share, payable on May 29, 2025.”

Mr. Kathwari further commented, “we continue to strengthen various areas of our enterprise, including our talent, product offerings, marketing, retail network, manufacturing, logistics, technology and social responsibility. We are thankful for the continued hard work and support of our 3,294 talented and dedicated associates, who have greatly benefited from ongoing investments in technology, and helped us lower headcount by 35.7% since 2019. We look forward to continued progress and remain cautiously optimistic.”

Founded in 1932, Ethan Allen owns and operates U.S. manufacturing plants in Vermont and North Carolina while operating an upholstery plant in Mexico and a case goods plant in Honduras. Centering business operations closer to its customer has helped Ethan Allen become a leading interior design destination while earning recognition for its exceptional quality and service, having twice been named America’s #1 Premium Furniture Retailer by Newsweek.

“To provide additional perspective on our current strong position, a brief overview of our history. Ethan Allen was founded 93 years ago in the Green Mountains of Vermont. The Company went private in 1989 with significant debt and in 1993 went public on the New York Stock Exchange. Since that time, we have paid cash dividends totaling $711.3 million and repurchased $625.1 million of our common stock. In addition, by leveraging ongoing investments in technology, we have reduced our headcount from 5,120 as of March 31, 2019 to 3,294 today,” concluded Mr. Kathwari.

FISCAL 2025 THIRD QUARTER HIGHLIGHTS*

●	Consolidated net sales of $142.7 million; prior year $146.4 million
-	Wholesale net sales of $99.0 million; prior year $89.8 million
-	Retail net sales of $117.6 million; prior year $122.6 million

●	Written orders
-	Wholesale segment written orders declined 11.2%
-	Retail segment written orders decreased 13.0%

●	Consolidated gross margin of 61.2%; prior year 61.3%

●	Operating margin of 7.7%; adjusted operating margin of 8.0% compared with 10.0% last year

●	Advertising expenses were equal to 3.4% of consolidated net sales, consistent with the prior year

●	Diluted EPS of $0.37; adjusted diluted EPS of $0.38 compared with $0.48 last year

●	Generated $10.2 million of cash from operating activities; prior year $23.7 million

●	Paid cash dividends totaling $10.0 million or $0.39 per share, up 8.3% from a year ago

●	Ended the quarter with $183.0 million in total cash and investments with no outstanding debt

●	Inventory carrying levels totaled $150.4 million at March 31, 2025, up $8.3 million since June 30, 2024

●	Ended the quarter with 3,294 employees, down 4.5% from a year ago and 35.7% less than March 2019

●

Operated 174 Ethan Allen retail design centers in North America at March 31, 2025, including 143 Company-operated and 31 independently owned and operated locations; the Company also has design centers outside of North America

●

Opened new retail design centers in Middleton, Wisconsin and Toronto, Canada during the quarter that showcase the Company’s home furnishings while combining complimentary interior design services with technology

●	For the sixth consecutive year, Ethan Allen’s upholstery operations in Silao, Mexico was recognized as “Empresa Socialmente Responsible” (Environmentally and Socially Responsible)

* See reconciliation of GAAP to adjusted key financial measures in the back of this release. Comparisons are to the fiscal 2024 third quarter.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended		Nine months ended
	March 31,		March 31,
	2025	2024	2025	2024
Net sales	$142,695	$146,421	$454,292	$477,589
Gross profit	$87,356	$89,824	$276,062	$290,601
Gross margin	61.2%	61.3%	60.8%	60.8%
GAAP operating income	$10,997	$15,325	$46,719	$55,364
Adjusted operating income*	$11,347	$14,571	$47,307	$55,867
GAAP operating margin	7.7%	10.5%	10.3%	11.6%
Adjusted operating margin*	8.0%	10.0%	10.4%	11.7%
GAAP net income	$9,605	$12,953	$39,328	$45,303
Adjusted net income*	$9,865	$12,390	$39,765	$45,679
GAAP diluted EPS	$0.37	$0.50	$1.53	$1.77
Adjusted diluted EPS*	$0.38	$0.48	$1.55	$1.78
Cash flows from operating activities	$10,180	$23,664	$36,879	$53,954

* See reconciliation of GAAP to adjusted key financial measures in the back of this release.

BALANCE SHEET and CASH FLOW

Cash and investments totaled $183.0 million at March 31, 2025, compared with $195.8 million at June 30, 2024 and $181.1 million a year ago. The decrease during the first nine months of fiscal 2025 was due to $40.1 million in cash dividends paid and capital expenditures of $9.4 million partially offset by $36.9 million in cash generated from operating activities.

Cash from operating activities totaled $36.9 million during fiscal 2025, a decrease from $54.0 million in the prior year period due to lower net income and changes in working capital. Changes in working capital reflect an increase in inventory within the retail segment combined with the timing of software technology payments.

Cash dividends paid during fiscal 2025 totaled $40.1 million, which included a special cash dividend of $10.2 million, or $0.40 per share, and regular quarterly cash dividends totaling $29.9 million, or $0.39 per share, an 8.3% increase from last year’s regular quarterly dividend.

Inventories, net totaled $150.4 million at March 31, 2025, an increase of $8.3 million since June 30, 2024. The introduction of new products and the opening of new design centers led to higher inventory levels within the Company’s retail segment.

Customer deposits from undelivered written orders totaled $79.3 million at March 31, 2025, up from $73.5 million at June 30, 2024 due to timing of incoming orders. Wholesale backlog was $54.6 million at March 31, 2025, a decline of $3.1 million during the quarter, which helped reduce the number of weeks of backlog.

No debt outstanding at March 31, 2025.

DIVIDENDS

On January 28, 2025, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.39 per share, which was paid on February 26, 2025. More recently, on May 5, 2025, the Board of Directors declared a regular quarterly cash dividend of $0.39 per share, payable on May 29, 2025 to shareholders of record as of May 15, 2025. Ethan Allen is pleased to pay a regular quarterly cash dividend, which highlights its strong balance sheet and operating results.

CONFERENCE CALL

Ethan Allen will host a conference call with investors and analysts today, May 5, 2025, at 5:00 PM (Eastern Time) to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants:	877-705-2976
●	International Participants:	201-689-8798
●	Meeting Number:	13751646

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer by Newsweek, is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2024 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2025	2024	2025	2024
Net sales	$142,695	$146,421	$454,292	$477,589
Cost of sales	55,339	56,597	178,230	186,988
Gross profit	87,356	89,824	276,062	290,601
Selling, general and administrative expenses	76,253	75,253	228,999	234,734
Restructuring and other charges, net of gains	106	(754)	344	503
Operating income	10,997	15,325	46,719	55,364
Interest and other income, net	1,599	2,037	5,826	5,541
Interest and other financing costs	60	64	183	177
Income before income taxes	12,536	17,298	52,362	60,728
Income tax expense	2,931	4,345	13,034	15,425
Net income	$9,605	$12,953	$39,328	$45,303

Net income per diluted share	$0.37	$0.50	$1.53	$1.77
Diluted weighted average common shares	25,629	25,650	25,624	25,632

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	June 30,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$65,731	$69,710
Investments, short-term	107,202	91,319
Accounts receivable, net	7,312	6,766
Inventories, net	150,384	142,040
Prepaid expenses and other current assets	30,763	22,848
Total current assets	361,392	332,683

Property, plant and equipment, net	211,008	215,258
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	108,383	114,242
Deferred income taxes	732	824
Investments, long-term	10,041	34,772
Other assets	2,056	2,010
Total ASSETS	$738,740	$744,917

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$26,973	$27,400
Customer deposits	79,299	73,471
Accrued compensation and benefits	19,251	20,702
Current operating lease liabilities	27,794	27,387
Other current liabilities	4,469	4,736
Total current liabilities	157,786	153,696

Operating lease liabilities, long-term	95,064	100,897
Deferred income taxes	2,237	3,035
Other long-term liabilities	4,501	4,373
Total LIABILITIES	259,588	262,001

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	479,242	482,980
Noncontrolling interests	(90)	(64)
Total SHAREHOLDERS’ EQUITY	479,152	482,916
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$738,740	$744,917

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

(Unaudited)
(In thousands, except per share data)

	Three months ended				Nine months ended
	March 31,				March 31,
	2025	2024	% Change		2025	2024	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$10,997	$15,325	(28.2%	)	$46,719	$55,364	(15.6%	)
Adjustments (pre-tax)*	350	(754)			588	503
Adjusted operating income*	$11,347	$14,571	(22.1%	)	$47,307	$55,867	(15.3%	)

Consolidated Net sales	$142,695	$146,421	(2.5%	)	$454,292	$477,589	(4.9%	)
GAAP Operating margin	7.7%	10.5%			10.3%	11.6%
Adjusted operating margin*	8.0%	10.0%			10.4%	11.7%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$9,605	$12,953	(25.8%	)	$39,328	$45,303	(13.2%	)
Adjustments, net of tax*	260	(563)			437	376
Adjusted net income	$9,865	$12,390	(20.4%	)	$39,765	$45,679	(12.9%	)
Diluted weighted average common shares	25,629	25,650			25,624	25,632
GAAP Diluted EPS	$0.37	$0.50	(26.0%	)	$1.53	$1.77	(13.6%	)
Adjusted diluted EPS*	$0.38	$0.48	(20.8%	)	$1.55	$1.78	(12.9%	)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Nine months ended
(In thousands)	March 31,		March 31,
	2025	2024	2025	2024
Orleans, Vermont flood	$52	$(103)	$73	$2,243
Gain on sale-leaseback transaction	-	(656)	(218)	(1,966)
Severance and other charges	298	5	733	226
Adjustments to operating income	$350	$(754)	$588	$503
Related income tax effects on non-recurring items(1)	(90)	191	(151)	(127)
Adjustments to net income	$260	$(563)	$437	$376

(1)	Calculated using the marginal tax rate for each period presented.